UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported):  February 18, 2007

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Officers or Certain Officers; Election of Directors; Appointment of Certain Officers.

On February 11, 2008, Mr. Joe D’Amico, Executive Vice President and Chief Operating Officer, notified Swift Energy Company of his intent to retire in May 2008.  Mr. D’Amico will remain Executive Vice President until he retires in May 2008.

On February 11, 2008, the Board of Directors appointed Robert J. Banks, 53, as Executive Vice President and Chief Operating Officer.  Mr. Banks joined Swift Energy Company in February 2004 as Vice President – International Operations of its subsidiary, Swift Energy International.  He was subsequently named Vice President – International Operations & Strategic Ventures of Swift Energy Company in May 2006.  Prior to joining Swift Energy Company, Mr. Banks held senior-level positions and led international units for Vanco Energy Company, Mosbacher Energy Company, Kuwait Foreign Petroleum Company and Santa Fe International Corporation.

On February 14, 2008, Swift Energy Company issued a press release announcing Mr. D’Amico’s retirement and Mr. Banks’ appointment.  The press release is attached as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibit

Exhibit Number	Description

99	Swift Energy Company press release dated February 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 18, 2008

Swift Energy Company
By:	/s/ Bruce H. Vincent
Bruce H. Vincent President

EXHIBIT INDEX

Exhibit Number	Description

99	Swift Energy Company press release dated February 14, 2008.